UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Electronics Communications Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       1-13764                 11-2649088
--------------------------------------------------------------------------------
  (State of Incorporation)     (Commission File Number)       (IRS Employer
                                                            Identification No.)


                    10 Plog Road, Fairfield, New Jersey 07004
           (Address of Principal Executive Office, including Zip Code)


                      1997 Employee Stock Compensation Plan
                              (Full Title of Plan)


          William S. Taylor, 10 Plog Road, Fairfield, New Jersey 07004
                     (Name and Address of Agent for Service)


                                 (973) 808-8862
          (Telephone number, including area code of agent for service)

       -----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


Title of securities       Amount to be         Proposed Maximum        Proposed Maximum           Amount of
to be registered           registered         aggregate offering      aggregate offering       registration fee
                         price per share            price
---------------------------------------------------------------------------------------------------------------
Common Stock                 523,077                $1.30                  $680,000                $206.06

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Form S-8          Registration of Additional Securities

         The contents of an earlier Form S-8 Registration Statement, filed with the Securities and Exchange Commission on July, 17, 1997, is incorporated herein by reference. Any information required in the new registration statement that is not in the earlier registration statement is presented in this Registration Statement.

                                     PART II

Item 3.           Incorporation of Documents by Reference.

         The Registrant incorporates the following documents by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         (b) The Registrant's Amended Annual Report Form 10-KSB/A for the year ended December 31, 1996.

         (c) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.

         (d)      The  Registrant's  Periodic  Report on Form 8-K, dated May 17,
                  1997.

         (e) The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1997.

         (f)      The   Registrant's   Statement  on  Form  S-3   (Pre-effective
                  Amendment No. 5), as filed on July 17, 1997, as part of Registration No. 333-4748;

         (g)      The  Registrant's  Statement  on Form  S-8,  filed on July 17,
                  1997.

         (h)      The Registrant's  Periodic Report,  Form 8-K, filed August 18,
                  1997.

         (i) Amendment Number 1 to Periodic Report, Form 8-K, filed September 3, 1997.

         (j)      The Registrant's  Periodic  Report,  Form 8-K, filed September
                  26, 1997.

         (k) All other documents filed by the registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities registered hereunder which remain unsold.

Item 4.           Description of Securities.

         The Company's authorized capitalization is 40,000,000 shares of Common Stock, par value $.60 per share, of which 1,225,047 were outstanding as of August 15, 1997, 4,000,000 shares of Series A Preferred Stock, par value $0.1 and 4,000,000 shares of Series B Preferred Stock, $.03 par value of which 1,333,333 shares were outstanding as of August 15, 1997. On August 11, 1997, the Registrant effectuated a one for twelve reverse split of its common stock and a one for three reverse split of its Series B Preferred Stock.

         A summary description of the Capital Stock of the Company is set forth in the Form S-8, Registration Statement, filed with the S.E.C. on July 17, 1997, and is incorporated herein by reference. The description is a summary only and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation, as amended, and By-Laws, copies of which are available from the Company upon request.



Item 5.           Interest of Counsel and Named Experts.

                  None

         The financial statements of the Company as of December 31, 1996 and for the years ended December 31, 1995 and 1994 have been incorporated by reference in this Registration Statement in reliance upon the report of Stetz, Belgiovine CPA's, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Item 6.           Indemnification of Officers and Directors.

         The Company's Articles of Incorporation and By-laws provide for indemnification of directors and officers against certain liabilities. Directors and officers of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal to the fullest extent permissible under the General Corporation Law of the State of Delaware, as effective from time to time, or any other applicable law.

         The Company's Articles of Incorporation, as amended, and Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase which was illegal under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.


5                 Opinion of J. Jeffrey Press, Esq.

10                1997 Employee Stock Compensation Plan.

24 Consent of Stetz, Belgiovine CPA's, P.C., as Independent Certified Public Accountants.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To  include  any  prospectus  required  by  Section
10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material  information with respect
to the  plan  of  distribution  not  previously  disclosed  in the  Registration
Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


           Exhibits                    Description
           --------                    -----------

              5                     Opinion and Consent of
                                    J. Jeffrey Press, Esq.

             10                     1997 Employee Stock
                                    Compensation Plan

             24 Consent of Stetz, Belgiovine CPA's, P.C., as Independent Certified Public Accountants

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Fairfield, State of New Jersey, on this 9th day of October, 1997.


                                                ELECTRONICS COMMUNICATIONS CORP.


                                         By:/s/ William S. Taylor
                                                -----------------
                                                William S. Taylor
                                                President, Chairman, Chief
                                                Executive Officer and Director


         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints William S. Taylor, President, or his successor in office, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments thereto) this Registration Statement on form S-8 of Electronics Communications Corp., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might of could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                           Title                        Date
   ---------                           -----                        ----


/s/ William S. Taylor            President, Chairman            October 9, 1997
---------------------            Chief Executive Officer
William S. Taylor                & Director


/s/ Les Winder                   Executive Vice President       October 9, 1997
--------------                   & Director
Les Winder


/s/ Brenda Taylor                Secretary & Director           October 9, 1997
-----------------
Brenda Taylor


/s/ Robert DePalo                Director                       October 9, 1997
-----------------
Robert DePalo


/s/ Mal Gurian                   Director                       October 9, 1997
--------------
Mal Gurian


/s/ Ira Tabakin                  Director                       October 9, 1997
---------------
Ira Tabakin